                                                              Exhibit 9(iii)(a)

                                                        DATED: DECEMBER 1, 1995
                                                     AMENDED: DECEMBER 17, 1997


                                   SCHEDULE A
                                     TO THE
                          SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                       AND
                                FIFTH THIRD BANK

                NAME OF FUND                                                COMPENSATION*
                ------------                                                -------------
Fountain Square Government Cash Reserves Fund               Annual Rate of up to two and one-half one-
                                                            hundredths of one percent (0.025%) of all Funds'
Fountain Square Commercial Paper Fund                       average daily net assets.

Fountain Square U.S. Treasury Obligations Fund

Fountain Square U.S. Government Securities Fund

Fountain Square Quality Bond Fund

Fountain Square Ohio Tax Free Bond Fund

Fountain Square Quality Growth Fund

Fountain Square Mid-Cap Fund

Fountain Square Balanced Fund

Fountain Square International Equity Fund

Fountain Square Equity Income Fund

Fountain Square Bond Fund for Income

Fountain Square Municipal Bond Fund

Fountain Square Pinnacle Fund

FIFTH THIRD BANK                             BISYS FUND SERVICES
                                             LIMITED PARTNERSHIP

                                             By: BISYS Fund Services, Inc.
                                                 General Partner

By: /s/ Scott N. Degerberg                   By: /s/ George O. Martinez
    -----------------------------                -----------------------------
    Scott N. Degerberg                           George O. Martinez
    Vice President                               Senior Vice President

                                       A-1